UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2020

Ipsidy Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54545	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

670 Long Beach Boulevard, Long Beach, New York 11561

(Address of principal executive offices) (zip code)

516-274-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable.

Item 1.01	Entry Into A Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02	Unregistered Sales of Equity Securities

On February 14, 2020 (the “Closing Date”), Ipsidy Inc. (the “Company”), entered into Securities Purchase Agreements with several accredited investors (the “2020 Note Investors”) providing for the sale by the Company to the 2020 Note Investors of 15% Senior Secured Convertible Notes in the aggregate amount of $1,510,000 (the “2020 Notes”). Philip D. Beck, Chief Executive Officer and Chairman of the Board, invested $50,000 in consideration of a 2020 Note in the principal amount of $50,000 payable by a deduction from his salary. Theodore Stern, a director of the Company, invested $50,000 in consideration of a 2020 Note in the principal amount of $50,000. Herbert Selzer invested $100,000 in consideration of a 2020 Note in the principal amount of $100,000. Mr. Selzer provided $50,000 on the closing date and has agreed to provide the balance of the funding on or prior to April 30, 2020.

The 2020 Notes mature February 28, 2022 and are a secured obligation of the Company. The Company can prepay all or a portion of the 2020 Notes at any time provided that such amount prepaid shall be equal to 150% of the principal due. The Company shall pay interest on the 2020 Notes at the rate of 15% per annum payable at the earlier of the maturity date or conversion date, in cash or, at the investor’s option, shares of common stock of the Company. If the Company prepays all or a portion of the 2020 Note prior to the one-year anniversary of the 2020 Note issuance date (the (“2020 Note Anniversary”), then the Company will be required to pay interest on the principal prepaid through the 2020 Note Anniversary. Further, upon maturity or in the event of default and/or bankruptcy of the 2020 Notes, the Company will be required to pay 150% of the principal due under the 2020 Notes.

At the option of the investors, the investor may at any time convert the 2020 Notes. The amount of shares delivered shall be equal to 150% of the amount of the principal converted divided by the conversion price of $0.20 per share. Following the 2020 Note Anniversary, the Company may require that the 2020 Note Investors convert all or a portion of the 2020 Notes, if the Company’s volume weighted average price for any preceding 20-day period is equal to or greater than $0.30.

Subject to the aggregate principal amount of all the 2020 Notes being not less than $1,500,000, the 2020 Note Investors are entitled to nominate and the Company will not unreasonably reject the appointment of a new member to the Company’s Board of Directors.

The Company and FIN Holdings, Inc. and ID Solutions, Inc., two of the Company’s subsidiaries, entered into a Security Agreement with the 2020 Note Investors, the holders of the 8% Convertible Notes in the principal amount of $428,000 issued December 2019 (the “8% Notes”) and the Theodore Stern Revocable Trust (the “Stern Trust”), which is the holder of the Promissory Note in the principal amount of $2,000,000 (the “Stern Note”). The Security Agreement provides that until the principal and accrued but unpaid interest under the 2020 Notes, 8% Notes and Stern Note is paid in full or converted pursuant to their terms, the Company’s obligations under the 2020 Notes, 8% Notes and Stern Note will be secured by a lien on all assets of the Company. The security interest granted to the holders of the 2020 Notes, 8% Notes and Stern Note ranks pari passu. The Security Agreement permits sales of assets up to a value of $1,000,000 which proceeds may be used for working capital purposes and the secured parties will take such steps as may be reasonably necessary to release its security interest and enable such sales in such circumstances. Each of the secured parties appointed Mr. Stern and a third-party investor as joint collateral agents. Mr. Stern, a director of the Company, is the trustee of the Stern Trust. Further, the Company and the Stern Trust entered an Amended and Restated Promissory Note (the “Restated Stern Note”) providing that the $2,000,000 principal of the Stern Note will be due and payable on the same terms as the maturity date of the 2020 Notes and that the interest due under the Stern Note as of January 31, 2020 in the amount of $662,000 will remain due and payable on the same terms as exist in the Stern Note prior to modification provided that the maturity of such interest shall be extended to the same maturity date as the 2020 Notes. The Company and the holders of the 8% Notes entered into an amendment agreement pursuant to which that the principal and interest due under the 8% Notes will remain due and payable on the same terms as exist in the 8% Notes prior to modification, save that the maturity shall be extended to the same maturity date as the 2020 Notes. A securities purchase agreement for $50,000 in 8% Notes was cancelled by mutual consent reducing the principal amount of the 8% Notes from $478,000 to $428,000.

In connection with this private offering, the Company paid Network 1 Financial Securities, Inc., a registered broker-dealer, a cash fee of approximately $104,800.

The Company offered all warrant holders holding warrants to purchase shares of Company common stock issued in July 2015 (“Warrants”) the right to extend the term of such Warrants for a period of two years, subject to an increase in the Exercise Price (as defined therein) to $0.06 per share, providing that such warrant holders invested a minimum $100,000 in the 2020 Note private offering. As a result, a portion of the Warrant holders participated in 2020 Note offering and the Company extended the exercise period until February 2022 of Warrants representing the right to acquire 6,385,000 shares of common stock. Mr. Selzer holds 880,000 such Warrants, which were also extended as a result of his investment.

The Company claims an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act. The investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act. As of the date hereof, the Company is obligated on $1,500,000 in face amount of 2020 Notes issued to the investors. The 2020 Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

4.1	Form of 15.0% Convertible Note

4.2	Amended and Restated Promissory Note issued to the Theodore Stern Revocable Trust

10.1	Form of Securities Purchase Agreement – 2020 Notes

10.2	Form of Security Agreement – 2020 Notes

10.3	Form of Letter Agreement between Ipsidy Inc. and the 8% Convertible Note Holders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ipsidy Inc.

Date: February 18, 2020	By:	/s/ Stuart Stoller
	Name:	Stuart Stoller
	Title:	Chief Financial Officer

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